Exhibit 10.1

July 28, 2010

VIA FEDERAL EXPRESS and FIRST CLASS U.S. MAIL

Fisher Sand & Gravel Co.
Attn: Tommy Fisher
1302 W. Drivers Way
Tempe, AZ 85284

F5 Equipment Inc.
Attn: Susanne Medley
PO Box 12528
Tempe Az. 85284

            Re:       Indebtedness of Nord Resources Corporation ("Nord") to Fisher Sand &
                         Gravel Co. ("Fisher") and F5 Equipment ("F5")

Dear Tommy and Susanne:

This letter will confirm the terms on which we have agreed to settle and compromise our outstanding liabilities to Fisher and F5.

Nord agrees to deliver to Fisher a promissory note (the "Note") in the form attached hereto as Exhibit A in full compromise, settlement, and release of any and all claims Fisher may have against Nord as at the date hereof. The Note shall have the following essential terms:

    Amount: The Note shall be in the principal amount of $8,200,000

    Duration: The Note shall have a two (2) year term, maturing on July 31, 2012.

    Interest Rate: The principal sum and any interest outstanding from time to time under this Note shall bear interest at .115% per week.

    Additional Payment: Nord shall make an additional payment of $200,000 on the Note Date (as defined in the Note).

    Payments: Nord shall make weekly payments as set forth below. Payments shall first be applied to interest and then to principal. Payment for any particular week shall be made by the Friday of the following week (or the subsequent business day should any Friday for which payment is due fall on a federal holiday). The first payment shall be for the week beginning on July 26, 2010, and due on August 6, 2010.

Fisher Sand & Gravel Co.
July 28, 2010

    Payment Calculation: For any specific week, Nord shall make payments based on the following formulas:

If Nord ships four (4) or more loads of copper, the weekly payment shall be:

$100,000	x	Weekly Realized Price
$3.00

If Nord ships three (3) loads of copper, the weekly payment shall be:

$75,000	x	Weekly Realized Price
$3.00

If Nord ships two (2) or fewer loads of copper, the weekly payment shall be:

Note Balance	x	.00115

"Weekly Realized Price" shall mean the price received by Nord for sales during a given week.

"Note Balance" shall mean the outstanding principal balance of the Note at the beginning of a given week.

Upon execution of this Agreement and delivery of the Note to Fisher, and in receipt by Fisher of the Additional Payment of $200,000 and in consideration of the agreements set forth herein, Nord and Fisher, on behalf of themselves and their respective current and former affiliates, successors, subsidiaries, assigns, parent companies, officers, employees, directors, general and limited partners, shareholders, managers, members, agents, heirs, attorneys, or other related parties, hereby fully and forever discharge, extinguish, and release each other, together with all of their respective managers, members, current and former affiliates, successors, subsidiaries, assigns, parent companies, officers, employees, directors, general and limited partners, shareholders, agents, attorneys, spouses, heirs, or other related parties, from all claims, accounts payables, prior notes, causes of action, damages, costs, attorneys' fees, expenses, and civil liabilities of any type and kind whatsoever, in law or in equity, whether known or unknown, accrued or unaccrued, which each of them now has, could have, or may in the future have against each other, except for Nord's obligations under the Note.

Nord agrees to keep accurate written records of the shipments made each week and the weekly realized price during the term of the Promissory Note in sufficient detail to enable Fisher to determine and verify the payment of weekly payments required under the Note. Such records shall be available for inspection and review by Fisher upon request.

Fisher Sand & Gravel Co.
July 28, 2010

Fisher acknowledges and agrees that the Note has not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under the securities laws of any state of the United States. Accordingly, the Note will be a "restricted security", as defined in Rule 144 under the Securities Act, and may only be transferred pursuant to an effective registration statement under the Securities Act, pursuant to a transaction outside of the United States in accordance with Regulation S under the U.S. Securities Act, or pursuant to a transaction that is exempt from the registration requirements of the Securities Act.

Fisher represents and warrants to Nord that it is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act by virtue of being an organization described in section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, or a partnership, not formed for the specific purpose of acquiring the Note, with total assets in excess of $5,000,000.

F5 agrees to accept payment from Nord in the sum of $50,000 on or before August 5 in full compromise, settlement and release of all obligations owing to F5 from Nord or its affiliates as of August 5. Upon execution of this Agreement and in consideration of the agreements set forth herein, Nord and F5, on behalf of themselves and their respective current and former affiliates, successors, subsidiaries, assigns, parent companies, officers, employees, directors, general and limited partners, shareholders, managers, members, agents, heirs, attorneys, or other related parties, hereby fully and forever discharge, extinguish, and release each other, together with all of their respective managers, members, current and former affiliates, successors, subsidiaries, assigns, parent companies, officers, employees, directors, general and limited partners, shareholders, agents, attorneys, spouses, heirs, or other related parties, from all claims, causes of action, damages, costs, attorneys' fees, expenses, and civil liabilities of any type and kind whatsoever, in law or in equity, whether known or unknown, accrued or unaccrued, which each of them now has, could have, or may in the future have against each other.

If Fisher and F5 are in agreement with these terms and conditions, please acknowledge this Agreement by signing in the space provided and returning it to us at the earliest possible time.

Very truly yours,

NORD RESOURCES CORPORATION

By: /s/ Wayne Morrison
Name: Wayne Morrison
Its: VP & CFO

cc:       Robert J. Miller, Esq. (via e-mail: rjmiller@bryancave.com)
            Edward M. Zachary, Esq. (via e-mail: edward.zachary@bryancave.com)

Fisher Sand & Gravel Co.
July 28, 2010

AGREED TO BY:

FISHER SAND & GRAVEL CO.

By: /s/ Tommy Fisher
Name: Tommy Fisher
Title: President

AGREED TO BY:

F5 EQUIPMENT INC.

By: /s/ Suzanne Medley
Name: Suzanne Medley
Title: President

Exhibit A

Form of Promissory Note

THE SECURITY REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT ACT") OR APPLICABLE STATE SECURITIES LAWS. IT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EXEMPTION OR EXCLUSION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE
$8,200,000	July ___, 2010 Phoenix, Arizona

            FOR VALUE RECEIVED, the undersigned, NORD RESOURCES CORPORATION, a Delaware corporation ("Maker"), whose address is 1 West Wetmore, Tucson, Arizona 85705, promises to pay to the order of FISHER SAND & GRAVEL CO., a North Dakota corporation, and its successors and assigns ("Holder"), the principal sum of EIGHT MILLION TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($8,200,000) on or before July 31, 2012 pursuant to this Promissory Note (this "Note"), payable in lawful money of the United States of America from and after the date hereof as set forth above (the "Note Date"). Payments shall be made to Holder at its office at _______________________ (or such other address as Holder may hereafter designate in writing to Maker).

            The principal sum and any interest outstanding from time to time under this Note shall bear interest at .115% per week.

            Maker shall make weekly payments as set forth below. Payments shall first be applied to interest and then to principal. Payment for any particular week shall be made by the Friday of the following week (or the subsequent business day should any Friday for which payment is due fall on a federal holiday). The first payment shall be for the week beginning on July 26, 2010, and due on August 6, 2010. For any specific week, Maker shall make payments based on the following formulas:

If Maker ships four (4) or more loads of copper, the weekly payment shall be:

$100,000	x	Weekly Realized Price
$3.00

If Maker ships three (3) loads of copper, the weekly payment shall be:

$75,000	x	Weekly Realized Price
$3.00

If Maker ships two (2) or fewer loads of copper, the weekly payment shall be:

Note Balance	x	.00115

For purposes of this Note, "Weekly Realized Price" shall mean the price received by Maker for sales during a given week, and "Note Balance" shall mean the outstanding principal balance of this Note at the beginning of a given week.

            Should Maker fail to make payment of any amount when due hereunder, then Holder shall give Maker written notice of same at the address set forth above. If Maker fails to make such payment within three (3) business days of its receipt of written notice, then the whole sum shall become immediately due and payable at the option of Holder without further notice to Maker.

            IN WITNESS WHEREOF, Maker has executed this Note as of the date first written above.

NORD RESOURCES CORPORATION, a Delaware corporation By:___________________________ Name:_________________________ Its:___________________________